Exhibit 5.1
ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET, 11th FLOOR
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
www.egsllp.com

, 2011

Targeted Medical Pharma, Inc.
2980 Beverly Glen Circle
Suite 301
Los Angeles, California 90077

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333- 172243), as amended (the “Registration Statement”) filed by Targeted Medical Pharma, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale of                                        shares of common stock, par value $0.001 per share (the “Common Stock”).  The Registration Statement also relates to the public offering by certain selling securityholders of the Company of a total of 21,933,576 shares of Common Stock for their respective accounts (the “Selling Securityholder Shares”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.            Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.            Selling Securityholder Shares. The Selling Securityholder Shares, upon the effectiveness of the Registration Statement, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

Ellenoff Grossman & Schole LLP